Exhibit 99.3

Finish Line Announces Executive Leadership Transition
Sam Sato fo suceed Glenn Lyon as Chief Executive Officer;
Lyon to Continue in Board Leadership Role

INDIANAPOLIS, January 7, 2016 – The Finish Line board of directors announced today that Sam Sato will succeed Glenn Lyon as chief executive officer of The Finish Line, Inc. (NASDAQ: FINL) effective February 28, 2016. Lyon, who currently serves as CEO and chairman of the board will serve as executive chairman of the board through the end of calendar year 2016. At the beginning of 2017, Lyon will transition into the role of non-executive chairman of the board.

“During the past few years, our board and management team have worked diligently together to prepare for this change in leadership,” said Lyon. “Our goal has been to ensure a seamless transition and I am honored to announce Sam’s elevated role.”

Lyon continued, “Working with Sam for more than seven years here at Finish Line, I have seen him dramatically impact our premium brand position in the athletic retail world and, importantly, build strong bridges with our brand partners. With his tremendous strength in crucial customer facing facets, Sam has earned a highly respected reputation across our business, internally and externally, as well as with our real estate, information technology, and brand partners. I am confident Sam will lead Finish Line boldly into the future as he truly understands the importance of serving the customer in an omnichannel world.”

Sato started his executive retail career at Nordstrom in 1985 prior to joining Finish Line in March 2007 as executive vice president and chief merchandising officer. He was named president and chief merchandising officer in August 2010 and became president of the Finish Line Brand in October 2012. Most recently, in October 2014, Sato was named president of The Finish Line, Inc. and was elected to the company’s board. As CEO, he will report to the board.

“I greatly appreciate and value Glenn’s trusted mentorship,” said Sato. “I look forward to continue working closely with the board and our senior management team in my new role as we execute against Finish Line’s short- and long-term goals and strategic, customer-centric mission.”

Bill Carmichael, lead director of The Finish Line, Inc. board added, “Today we realize a milestone in our multi-year succession planning and appreciate Glenn’s continued leadership through this transition. Since Glenn assumed the role of chief executive officer in 2008, Finish Line has developed into a multi-divisional high growth retail business. His strong business acumen created a vision through the lens of the customer-facing omnichannel world for Finish Line that included growth opportunities like Macy’s and our running specialty business, JackRabbit. Glenn’s dedicated and passionate leadership further expanded the breadth and depth of our customer outreach in the premium athletic retail marketplace.”

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel, and accessories. Headquartered in Indianapolis, Finish Line has approximately 1,010 Finish Line branded locations primarily in U.S. malls and shops inside Macy’s department stores and employs more than 14,000 sneakerologists who help customers every day connect with their sport, their life, and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine or Twitter.com/FinishLineNews and “like” Finish Line on Facebook at Facebook.com/FinishLine. Track loyalty points and find store and product information with the free Finish Line app downloadable for iOS and Android customers.

Finish Line also operates the Running Specialty Group. This includes 73 specialty running stores in 16 states and the District of Columbia under JackRabbit, The Running Company, Run On!, Blue Mile, Boulder Running Company, Roncker’s Running Spot, Running Fit, VA Runner, Capital RunWalk, Richmond  RoadRunner, Garry Gribble’s Running Sports, Run Colorado, Raleigh Running Outfitters, Striders, and Indiana Running Company banners. More information is available at www.jackrabbit.com or www.boulderrunningcompany.com. Follow the latest about the brand on Twitter or Instagram via @JackRabbitNYC.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth,” or words and phrases of similar meaning. Statements that describe objectives, plans, or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions, and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight, and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); cybersecurity risks, including breach of customer data; a major failure of technology and information systems; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

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